EXHIBIT (j)(17)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 85 to the Registration Statement on Form N-1A of our report dated December 27, 2006 relating to the financial statements and supplementary data of the Boston Income Portfolio (the "Portfolio"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts April 26, 2007